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                                  SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934
                                (Amendment No.5)

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                           YARDVILLE NATIONAL BANCORP
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     COMMITTEE TO PRESERVE SHAREHOLDER VALUE
                         Seidman and Associates, L.L.C.
                      Seidman Investment Partnership, L.P.
                     Seidman Investment Partnership II, L.P.
                          Broad Park Investors, L.L.C.
                            Federal Holdings, L.L.C.
                      Pollack Investment Partnership, L.P.
                                Lawrence Seidman
                                 Dennis Pollack
                                Patrick Robinson
                                Harold Schechter
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    (Name of Person (s) filing Proxy Statement, if other than the Registrant)

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                           YARDVILLE NATIONAL BANCORP
                     COMMITTEE TO PRESERVE SHAREHOLDER VALUE
                                 100 Misty Lane
                               Parsippany Nj 07054
                                 (973) 952-0405
                               (973) 781-0876 fax
                                 April 27, 2006

Dear Fellow Shareholders:

     We have been a long-term investor in Yardville National Bancorp ("Yardville") since August of 2003. We are currently its largest shareholder, beneficially owning 8.26% of the Company's outstanding common stock. We are asking for your vote at the 2006 annual meeting of shareholders in order to elect three highly qualified nominees, Dennis Pollack, Harold Schecter and Patrick Robinson, to the Board of Directors. We believe that it is time for shareholders to have representatives in the boardroom who were nominated by shareholders for the purposes of, and who are committed to, working to address the following:

(1) Promoting the accountability and credibility of senior management,
(2) Upholding the responsibility to accurately forecast performance and expectations,
(3) Encouraging and overseeing efforts to maximize shareholder value

              MANAGEMENT'S CREDIBILITY AND PERFORMANCE PROJECTIONS

It is easy to project performance and growth, but hard to deliver, as illustrated by Yardville. In this area, management has little credibility. In the fourth-quarter 2004 earnings release, Executive Vice President and CFO Stephen F. Carman projected net income growth of 25% to 30% for 2005. Six months later, in the Company's second-quarter earning release, his projections did not waver. Another three months later, Mr. Carman began to backtrack, "We believe that we can achieve solid earnings growth of 17-20 percent for 2005, although this is below our earlier earnings guidance of 25 percent." As it turned out, the Company's net income was up only 13% for 2005, while its EPS was up just 10.5%.

For 2006, Carmen is on record for guidance of 8% to 10% growth in net income and 5% to 8% for EPS. While these goals are more reasonable than the goals from a year ago, the bank's track record in 2005 makes it difficult to trust these projections. It didn't get any easier after seeing the first-quarter results, which put the bank on pace for EPS of $1.84, five cents below last year's earnings. Yardville refused to address its guidance during the most recent conference call.

                          DECREASED EARNINGS PER SHARE

On April 21, 2006, Yardville reported first-quarter 2006 EPS of 46 cents, which was eight cents below normalized fourth-quarter 2005 EPS* and five cents below reported EPS from the year-ago quarter. In an interview with SNL Financial, CEO Patrick M. Ryan stated, "I am not displeased, all factors in, with the number." He, as well as all shareholders, SHOULD be displeased with Yardville's financial performance.

Not only were the earnings in the first quarter of 2006 down from previous quarters, the quality of those earnings was sub par. The loan loss provision only covered 88% of net charge-offs (NCOs), down from a coverage ratio of 101% in the previous quarter and 385% in the year-ago quarter. Failing to adequately cover NCOs pushed the reserves to loans ratio down two basis points from December 31, 2005 to 1.13%. YANB also benefited from a lower tax rate. In the first quarter, the rate was 27.68%, versus 29.40% in the fourth quarter and 31.74% in the first quarter a year ago.

            UNSETTLING FINANCIAL TRENDS INCLUDING INCREASED EXPENSES

The majority of Yardville's quarterly financial trends are not encouraging. This bank should perform better as rates rise, yet we are still awaiting improved performance. Some of the key issues include the following:

o Expenses rising faster than revenue (Efficiency ratio rose to 56.77% from 52.18% in fourth quarter)
o    Noninterest-bearing deposits down 9.3% from year-end
o    Commercial loans showed negligible growth
o    NCOs remain at an elevated level
o Net interest margin fell two basis points from fourth quarter (margin may have already peaked)

Yardville is mired in mediocrity, with a practice of over promising and sub par performance. Talking about a "Strategic Plan" is not enough. The Yardville Board of Directors needs new leadership, including truly independent directors that will provide more than empty promises. We need action now more than ever.

     If you have any questions, or need further assistance, please call Lawrence Seidman at (973) 952-0405, or our proxy solicitor: D.F. King & Co., Attn:
Richard Grubaugh, 48 Wall Street, New York, New York 10005, at (888) 644-6071 or
(212) 493-6950.

     The Committee needs your support to elect three qualified individuals to the Board. PLEASE VOTE THE WHITE PROXY CARD.

                                   Sincerely,


                                   The Committee to Preserve Shareholder Value


* Assumes the loan loss provision and total noninterest expenses were equal in the fourth quarter of 2005 and the third quarter of 2005. Reported EPS in the fourth quarter was 39 cents.

Additional Information:

Yardville National Bancorp Committee to Preserve Shareholder Value has filed a definitive proxy statement and other documents regarding its nomination of Dennis Pollack, Harold Schechter and Patrick Robinson (the Committee's Nominees) to serve as directors of Yardville National Bancorp (YANB) with the U.S. Securities and Exchange Commission (SEC). The definitive proxy statement and the related proxy were mailed to shareholders of YANB seeking their support of the Committee Nominees at YANB's Annual Meeting of Shareholders. Shareholders are urged to read the definitive proxy statement and any other document related to the solicitation of proxies by the Committee because they contain important information about the Committee and related matters. Shareholders may obtain a free copy of the definitive proxy statement, related proxy statement and other documents filed by the Committee with the SEC at the SEC's web site at www.sec.gov. The definitive proxy statement, related proxy and other related SEC documents filed by the Committee with the SEC may also be obtained free of charge from the Committee.

The Committee consists of the following who are the participants in the solicitation from YANB's shareholders of proxies in favor of the Committee
Nominees: Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Broad Park Investors, L.L.C., Federal Holdings, L.L.C., Pollack Investment Partnership, L.P., Lawrence Seidman, Dennis Pollack, Patrick Robinson and Harold Schechter. Such participants may have interests in the solicitation, including as a result of holding shares or YANB common stock. Information regarding the participants and their interests is contained in the definitive proxy statement that was filed by the Committee with the SEC in connection with YANB's 2006 Annual Meeting of Shareholders.